December 4, 1996



Dianon Systems, Inc.
200 Watson Blvd.
Stratford, CT  06497

        Re:    Dianon Systems, Inc. 1996 Stock Incentive Plan
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Dear Sirs:

          You have requested our opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Dianon Systems, Inc. (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 700,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock") to be issued in accordance with the provisions of the Company's 1996 Stock Incentive Plan (the "Plan"), and 10,000 shares of Common Stock to be issued upon the exercise of a stock option granted outside of the Plan (the "Option"), in each case with related stock purchase rights (the "Rights").

          In this connection, and as the basis for the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of the Company, and have made such examinations of law as we have deemed necessary or appropriate for the purpose of giving the opinion expressed below. In stating our opinion, we have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

          The opinion set forth below is restricted to matters controlled by the federal laws of the United States and the General Corporation Law of the State of Delaware. We are not members of the Delaware bar.

          Based upon and subject to the  foregoing,  it is our opinion that when
(i) the applicable provisions of the Act and of such "Blue Sky" or other state securities laws as may be applicable shall have been complied with, (ii) the Shares delivered upon exercise of stock options or stock appreciation rights

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shall have been issued in  consideration of the payment of cash or the rendition of prior services in an amount at least equal to the aggregate par value of such Shares in accordance with the terms of the Plan or the Option, (iii) the Shares delivered as restricted stock subject to forfeiture upon a failure to render specified future services shall have been issued in consideration of the payment of cash or the rendition of prior services in an amount at least equal to the aggregate par value of such Shares, or delivered from the treasury of the Company, in either case in accordance with the terms of the Plan, (iv) the Shares delivered as bonus stock which are not subject to forfeiture shall have been issued in consideration of the rendition of prior services performed either in anticipation of such award or with the knowledge of the possibility of such award, in either case in an amount at least equal to the aggregate par value of such Shares and in accordance with the terms of the Plan, and (v) the Share certificates shall have been duly executed and delivered, (a) the Shares will be legally issued, fully paid and nonassessable, and (b) the Rights attached to such Shares, when issued in accordance with the terms of the Rights Agreement, dated as of April 29, 1994 and amended as of October 4, 1995, by and between the Company and American Stock Transfer and Trust Company, as Rights Agent, will be legally issued.

          In reaching our opinion with respect to the Shares described in clause
(iii) above, we have concluded that the fact that such Shares are subject to forfeiture if the recipient thereof fails to provide services as specified in the grant letter with respect thereto should be regarded as substantially equivalent to a binding commitment to pay the balance of the purchase price over the amount paid in cash or prior services upon issuance.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.


                                       Very truly yours,



                                       /s/ Hughes Hubbard & Reed LLP